Exhibit 10.1

AMENDMENT NO. 1 TO
SECURITIES PURCHASE AGREEMENT

This Amendment No. 1, dated as of October 5, 2024 (the “Amendment”), is entered into by and among Brand Engagement Network Inc., a Delaware corporation (the “Company”) and each purchaser identified on the signature pages hereto (the “Amendment”) and amends that certain Securities Purchase Agreement, dated as of August 26, 2024, between the Company and each purchaser identified on the signature pages thereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”) (the “Original Agreement”). Capitalized terms used but not defined herein shall have the meanings given to them in the Original Agreement.

WHEREAS, the parties wish to amend the Original Agreement to provide for certain additional covenants thereunder with respect to the Company’s issuance of shares of its common stock, par value $0.001 per share (the “Common Stock”) under its Standby Equity Purchase Agreement, dated August 26, 2024, by and between the Company and YA II PN, Ltd.

WHEREAS, Section 5.4 of the Original Agreement provides that the Original Agreement may be amended by a written agreement executed by the Company and a majority of the Purchasers holding a majority of the Securities issued thereunder;

WHEREAS, the Company is also party to that Securities Purchase Agreement, dated May 28, 2024, by and between the Company and the purchasers party thereto (the “May Purchase Agreement”); and

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

1.	Amendment. The Original Agreement is hereby amended by inserting a new Section 5.23 as follows:

a.	5.23 SEPA Issuances.

i.	(a) Subject to Section 5.23(b), up and until January 1st, 2025, the Company agrees not to issue shares of its Common Stock under that certain Standby Equity Purchase Agreement, dated August 26, 2024, by and between the Company and YA II PN, Ltd. (the “SEPA”) at a price per share that is less than $5.00 per share, as adjusted for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement (the “SEPA Pricing Limitation”).

ii.	(b) The SEPA Pricing Limitation shall be deemed waived by the Purchasers, and the Company may issue shares of Common Stock under the SEPA without restriction upon (i) the consent of a majority of the Purchasers holding Securities issued hereunder; or (ii) any Purchaser’s failing to make a Required Funding in full by the Funding Deadline under this Agreement or the failure of a purchaser to make any Required Funding by the Funding Deadline (each as defined therein) under that certain Securities Purchase Agreement, dated May 28, 2024, by and between the Company and the purchasers party thereto (the “May Purchase Agreement”); provided, however, that before the SEPA Pricing Limitation shall be deemed waived under this clause (ii), the Company shall promptly provide notice to the Purchasers of the failure of any person to make a Required Funding by the Funding Deadline under this Agreement or the May Purchase Agreement, and the Purchasers shall have the option to cure the failure to make such a Required Funding by the Funding Deadline within two (2) business days of notice (a “Funding Cure”). For avoidance of doubt, the making of a Funding Cure shall not reduce the amount of Required Fundings such Purchaser making such Funding Cure is required to make under this Agreement.

2.	Condition to Effectiveness. The effectiveness of this Amendment is subject to the payment of all current and past due Required Fundings payable under the Original Agreement and May Purchase Agreement by October 11, 2024.

3.	Limited Effect. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Company under the Original Agreement or the May Purchase Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Original Agreement (or be deemed an alteration, modification or amendment of the May Purchase Agreement on behalf of the Company), all of which are ratified and affirmed in all respects and shall continue in full force and effect.

4.	Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, such signature shall be deemed to have been duly and validly delivered and shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Amendment (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Amendment), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such action or proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via nationally recognized overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

BRAND ENGAGEMENT NETWORK INC.

By:	/s/ Paul Chang
Name:	Paul Chang
Title:	Chief Executive Officer

Signature Page to the Amendment No. 1 to the Securities Purchase Agreement

BEN CAPITAL FUND I LLC

By:	/s/ James Irving
Name:	James Irving
Title:	Manager

JOSEPH BEVASH

By:	/s/ Joseph Bevash
Name:	Joseph Bevash

STEPHEN BIRCHALL

By:	/s/ Stephen Birchall
Name:	Stephen Birchall

TROY BUDGEN

By:	/s/ Troy Budgen
Name:	Troy Budgen

PATRICK CARNEY

By:	/s/ Patrick Carney
Name:	Patrick Carney

DUE FIGLIE LLC

By:	/s/ Shawn Lucas
Name:	Shawn Lucas
Title:	Managing Member

LUCAS VENTURE PARTNERS

By:	/s/ Julie Lucas
Name:	Julie Lucas
Title:	Manager

Signature Page to the Amendment No. 1 to the Securities Purchase Agreement